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                                                                  EXHIBIT (a)(8)

                           CERTIFICATE OF AMENDMENT OF
                              CERTIFICATE OF TRUST

                                       OF

                               PILGRIM FUNDS TRUST

         This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (Del. Code Ann. tit. 12, sections 3801 et seq.) and sets forth the following:

         1.       The name of the Trust is: Pilgrim Funds Trust ("Trust").

         2. The name and business address of the registered agent is: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         3. This is a registered investment company under the Investment Company Act of 1940, as amended.

         4. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to "ING Funds Trust."

         5.       This certificate shall be effective on March 1, 2002.

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 02/19/2002
   020109300 - 2931276

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         IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have duly executed this Certificate of Amendment of Pilgrim Funds Trust on this 15th day of February, 2002.

/s/ John G. Turner                        /s/ Jock Patton
------------------------------------      --------------------------------------
John G. Turner                            Jock Patton

/s/ Paul S. Doherty                       /s/ David W.C. Putnam
------------------------------------      --------------------------------------
Paul S. Doherty                           David W.C. Putnam

                                          /s/ Blaine E. Rieke
                                          --------------------------------------
                                          Blaine E. Rieke

/s/ Walter H. May                         /s/ Richard A. Wedemeyer
------------------------------------      --------------------------------------
Walter H. May                             Richard A. Wedemeyer

/s/ Thomas J. McInerney
------------------------------------
Thomas J. McInerney